Exhibit 99.1

For further information contact:

John W. Bordelon, President and Chief Executive Officer

(337) 237-1960

Release Date:	January 25, 2011
For Immediate Release

HOME BANCORP ANNOUNCES 2010 FOURTH QUARTER AND ANNUAL RESULTS

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank (www.home24bank.com), a Federally chartered savings bank headquartered in Lafayette, Louisiana (the “Bank”), announced net income of $1.5 million for the fourth quarter of 2010, an increase of $554,000, or 61%, compared to the third quarter of 2010 and an increase of $1.4 million, or 6,674%, compared to the fourth quarter of 2009. Net income for the year ended December 31, 2010 was $4.7 million, an increase of $9,000, or 0.2%, compared to 2009. Diluted earnings per share were $0.20 for the fourth quarter of 2010, an increase of 67% compared to the third quarter of 2010. Diluted earnings per share for the fourth quarter of 2009 were negligible. Diluted earnings per share were $0.62 for the year ended December 31, 2010, an increase of 7% compared to 2009.

“2010 proved to be a year of tremendous growth and opportunity for our company,” stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, “highlighted by our Northshore acquisition, the opening of our Baton Rouge headquarters and continued loan and deposit growth across each of our markets.”

“Our superior capital position and exceptional loan quality have allowed us to remain focused on doing what we do best - serving our customers,” added Mr. Bordelon. “I congratulate our team on their success in differentiating Home Bank. Their efforts yielded quality new borrowers and record core deposit growth in 2010.”

Loans and Credit Quality

As previously reported, Home Bank entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (“FDIC”) on March 12, 2010 to purchase certain assets and to assume deposits and certain other liabilities of Statewide Bank, a full service community bank formerly headquartered in Covington, Louisiana. As a result of the transaction, the Company acquired loans with contractual balances totaling $157.0 million. After fair value adjustments, the book value of the loans acquired totaled $110.4 million. Home Bank entered into loss sharing agreements with the FDIC which cover the acquired loan portfolio (“Covered Loans”) and other repossessed assets (collectively referred to as “Covered Assets”). Under the terms of the loss sharing agreements, the FDIC will absorb 80% of the first $41 million of losses incurred on Covered Assets and 95% of losses on Covered Assets exceeding $41 million. The Company distinguishes between Covered Loans and loans not covered by the loss sharing agreements (“Noncovered Loans”) due to the differing risk exposure relating to the loans.

Total loans were $439.9 million at December 31, 2010, a decrease of $6.3 million, or 1%, from September 30, 2010, and an increase of $103.3 million, or 31%, from December 31, 2009. During the fourth quarter of 2010, Noncovered Loans increased $4.6 million, while Covered Loans decreased $10.9 million. Growth in Noncovered commercial real estate (up $6.3 million during the fourth quarter) and commercial and industrial (up $5.6 million) loans was partially offset by a decrease in Noncovered 1-4 family first mortgage loans (down $6.8 million). The fourth quarter decrease in Covered Loans related primarily to 1-4 family first mortgage (down $3.3 million) and construction and land (down $2.9 million) loans due primarily to loan repayments and foreclosures.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

	December 31, 2010			December 31, 2009	Increase/(Decrease)
(dollars in thousands)	Covered Loans	Noncovered Loans	Total Loans
Real estate loans:
One- to four-family first mortgage	$17,457	$105,157	$122,614	$120,044	$2,570	2%
Home equity loans and lines	6,017	24,898	30,915	24,678	6,237	25
Commercial real estate	34,878	115,946	150,824	97,513	53,311	55
Construction and land	12,361	45,177	57,538	35,364	22,174	63
Multi-family residential	1,225	4,493	5,718	4,089	1,629	40

Total real estate loans	71,938	295,671	367,609	281,688	85,921	31

Other loans:
Commercial	6,163	42,247	48,410	38,340	10,070	26
Consumer	2,346	21,546	23,892	16,619	7,273	44

Total other loans	8,509	63,793	72,302	54,959	17,343	32

Total loans	$80,447	$359,464	$439,911	$336,647	$103,264	31

Nonperforming assets, excluding Covered Assets, were $1.1 million at December 31, 2010, a decrease of $243,000, or 18%, from September 30, 2010, and a decrease of $548,000, or 32%, from December 31, 2009. The ratio of nonperforming assets to total assets (excluding Covered Assets) was 0.19% at December 31, 2010, compared to 0.23% at September 30, 2010 and 0.32% at December 31, 2009. Total nonperforming assets, including Covered Assets, were $22.8 million at December 31, 2010, a decrease of $1.1 million, or 5%, compared to $23.9 million at September 30, 2010. The ratio of total nonperforming assets to total assets (including Covered Assets) was 3.25% at December 31, 2010, compared to 3.42% at September 30, 2010.

The Company recorded net loan charge-offs of $151,000 during the fourth quarter of 2010, compared to $48,000 in the third quarter of 2010 and $119,000 in the fourth quarter of 2009. The Company’s loan loss provision for the fourth quarter of 2010 was $147,000, compared to $168,000 for the third quarter of 2010 and $156,000 for the fourth quarter of 2009.

At December 31, 2010, the Company’s ratio of allowance for loan losses to Noncovered Loans was 1.09%, compared to 1.11% and 1.00% at September 30, 2010 and December 31, 2009, respectively. The ratio of allowance for loan losses to total loans, including Covered Loans, was 0.89% at December 31, 2010, compared to 0.88% and 1.00% at September 30, 2010 and December 31, 2009, respectively.

Investment Securities Portfolio

The Company’s investment securities portfolio totaled $127.2 million at December 31, 2010, a decrease of $5.2 million, or 4%, from September 30, 2010, and an increase of $7.3 million, or 6%, from December 31, 2009. At December 31, 2010, the Company had a net unrealized gain position on its investment securities portfolio of $1.0 million, compared to a net unrealized gain of $1.1 million at September 30, 2010 and a net unrealized loss of $133,000 at December 31, 2009. Due to increasing delinquencies and defaults in the mortgage loans underlying certain non-agency mortgage-backed securities, the Company recorded an other-than-temporary impairment (“OTTI”) charge of $218,000 during the fourth quarter of 2010. The Company recorded OTTI charges totaling $1.2 million in 2010 compared to $1.9 million in 2009.

The amortized cost of the Company’s non-agency mortgage-backed securities portfolio decreased $18.4 million, or 46%, during 2010 primarily due to paydowns and security sales. The following table summarizes the Company’s non-agency mortgage-backed securities portfolio as of the dates indicated (in thousands).

Collateral	Tranche	S&P Rating	December 31, 2010		December 31, 2009
			Amortized Cost	Unrealized Gain/(Loss)	Amortized Cost	Unrealized Gain/(Loss)
Prime	Super Senior	AAA	$2,249	$(24)	$10,189	$130
Prime	Senior	AAA (1)	14,645	(406)	18,743	(1,462)
Prime	Senior	Below investment grade	—	—	3,113	—
Prime	Senior support	Below investment grade	1,104	(309)	2,719	(545)
Alt-A	Super senior	Below investment grade	1,360	(123)	2,202	—
Alt-A	Senior	AAA	479	20	771	23
Alt-A	Senior	Below investment grade (2)	1,468	(12)	1,774	—
Alt-A	Senior support	Below investment grade	—	—	196	—

Total non-agency mortgage-backed securities			$21,305	$(854)	$39,707	$(1,854)

(1)

At December 31, 2010 and December 31, 2009, includes one security with an amortized cost of $1.6 million and $1.9 million, respectively, and an unrealized gain of $14,000 and $56,000, respectively, not rated by S&P. This security was rated “Aaa” by Moody’s at the dates indicated.

(2)	As of the dates indicated, this security was not rated by S&P and rated “Caa2” by Moody’s.

The Company holds no Federal National Mortgage Association (Fannie Mae) or Federal Home Loan Mortgage Corporation (Freddie Mac) preferred stock, equity securities, corporate bonds, trust preferred securities, hedge fund investments, collateralized debt obligations or structured investment vehicles.

Deposits

The Company’s strong growth in core deposits (i.e., checking, savings and money market) continued during the fourth quarter of 2010, increasing $22.7 million during the quarter. Excluding the core deposits acquired from Statewide Bank, core deposits increased $67.7 million, or 31%, in 2010. Total deposits, which includes certificates of deposit, were $553.2 million at December 31, 2010, an increase of $6.6 million, or 1%, from September 30, 2010, and an increase of $181.6 million, or 49%, from December 31, 2009. The Statewide Bank acquisition added $206.9 million in deposits during the first quarter of 2010, including $46.2 million of higher-cost, out-of-state brokered deposits which the Company elected to re-price. Consistent with management’s expectations, the vast majority of out-of-state depositors elected to withdraw their deposits.

The following table sets forth the composition of the Company’s deposits at the dates indicated.

	December 31,	December 31,	Increase / (Decrease)
(dollars in thousands)	2010	2009	Amount	Percent

Demand deposit	$100,579	$66,956	$33,623	50%
Savings	29,258	21,009	8,249	39
Money market	133,245	80,810	52,435	65
NOW	68,398	48,384	20,014	41
Certificates of deposit	221,738	154,434	67,304	44

Total deposits	$553,218	$371,593	$181,625	49

Net Interest Income

Net interest income for the fourth quarter of 2010 totaled $7.1 million, a decrease of $121,000, or 2%, compared to the third quarter of 2010, and an increase of $1.6 million, or 30%, compared to the fourth quarter of 2009. The Company’s net interest margin was 4.70% for the fourth quarter of 2010, five basis points lower than the third quarter of 2010 and 30 basis points higher than the fourth quarter of 2009. The decrease in net interest margin compared to the third quarter of 2010 was primarily due to lower average yields on interest-earning assets. The increase in the net interest margin compared to the fourth quarter of 2009 was primarily due to the lower average cost of interest-bearing liabilities.

Net interest income for 2010 totaled $27.8 million, an increase of $4.2 million, or 18%, compared to 2009. The Company’s net interest margin was 4.62% in 2010, 10 basis points lower than 2009, which was primarily the result of lower yields on interest-earning assets.

The following table sets forth the Company’s average balance and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended
	December 31, 2010		September 30, 2010		December 31, 2009
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Earning-assets:
Loans receivable	$448,172	6.61%	$456,262	6.58%	$340,937	6.52%
Investment securities	124,561	3.39	133,074	3.69	120,756	4.50
Other interest-earning assets	32,045	0.47	18,813	0.67	34,807	0.51

Total earning-assets	$604,778	5.62	$608,149	5.76	$496,500	5.60

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$220,556	0.56	$204,939	0.72	$150,368	0.75
Certificates of deposit	228,848	1.70	243,240	1.68	158,644	2.57

Total interest-bearing deposits	449,404	1.14	448,179	1.24	309,012	1.68
FHLB Advances	14,027	3.17	22,570	2.48	18,860	3.57

Total interest-bearing liabilities	$463,431	1.20	$470,749	1.30	$327,872	1.79

Net interest spread		4.42%		4.46%		3.81%
Net interest margin		4.70		4.75		4.40

	For the Year Ended
	December 31, 2010		December 31, 2009
(dollars in thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Earning-assets:
Loans receivable	$447,606	6.38%	$341,986	6.53%
Investment securities	129,523	3.84	121,612	5.40
Other interest-earning assets	23,926	0.55	35,434	2.84

Total earning-assets	$601,055	5.60	$499,032	5.99

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$196,561	0.65	$143,231	0.74
Certificates of deposit	239,872	1.68	159,928	2.80

Total interest-bearing deposits	436,433	1.22	303,159	1.82
FHLB Advances	20,587	2.75	25,117	3.21

Total interest-bearing liabilities	$457,020	1.29	$328,276	1.93

Net interest spread		4.31%		4.06%
Net interest margin		4.62		4.72

Noninterest Income

Noninterest income for the fourth quarter of 2010 totaled $1.3 million, an increase of $691,000, or 113%, compared to the third quarter of 2010 and an increase of $2.1 million, or 261%, compared to the fourth quarter of 2009. Noninterest income for 2010 totaled $4.3 million, an increase of $2.1 million, or 102%, from 2009.

The increase in noninterest income in the fourth quarter of 2010 compared to the third quarter of 2010 was primarily the result of increased gains on the sale of mortgage loans and a decrease in OTTI charges on securities.

The increase in noninterest income in the fourth quarter of 2010 compared to the fourth quarter of 2009 was primarily the result of increased gains on the sale of mortgage loans, higher levels of service fees and charges and bank card fees, a decrease in OTTI charges on securities and discount accretion related to the FDIC loss sharing receivable, which was not present in 2009. The increase in gains on the sale of mortgage loans was the result of increased loan originations and refinancing due to the current low interest rate environment. The increase in service fees and charges and bank card fees was primarily the result of the addition of accounts through the Statewide Bank acquisition.

The increase in noninterest income in 2010 compared to 2009 was primarily the result of increased gains on the sale of mortgage loans, higher levels of service fees and charges and bank card fees, a decrease in OTTI charges on securities and accretion related to the FDIC loss sharing receivable.

Noninterest Expense

Noninterest expense for the fourth quarter of 2010 totaled $6.1 million, a decrease of $255,000, or 4%, compared to the third quarter of 2010 and an increase of $1.6 million, or 36%, compared to the fourth quarter of 2009. Noninterest expense for 2010 totaled $24.1 million, an increase of $6.3 million, or 36%, from 2009.

The decrease in noninterest expense in the fourth quarter of 2010 compared to the third quarter of 2010 was primarily attributable to decreases in compensation and benefits and occupancy expenses resulting from efficiencies gained from the conversion of the former Statewide Bank’s loan and deposit accounts into Home Bank’s operating system completed during the third quarter of 2010.

The increases in noninterest expense in the fourth quarter of 2010 compared to the fourth quarter of 2009 were driven by higher compensation and benefits, occupancy and data processing and communications expenses related to the Statewide Bank acquisition and the addition of our Baton Rouge headquarters location in March 2010. The Company began 2010 with 11 full-service banking offices. The acquisition of six Statewide Bank locations and the opening of our Baton Rouge headquarters has increased our total number of full-service banking offices to 18. Additionally, other expenses increased due to the amortization of the core deposit intangible resulting from the Statewide Bank acquisition, which amounted to $65,000 and $208,000 during the quarter and year ended December 31, 2010, respectively.

The increase in noninterest expense in 2010 compared to 2009 was primarily the result of higher compensation and benefits, occupancy and data processing and communications expenses related to the Statewide Bank acquisition and the addition of our Baton Rouge headquarters.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business, risks of competition, risks of our decisions regarding the fair value of assets acquired and risks regarding our ability to obtain reimbursement under the loss sharing agreements on Covered Assets. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY

CONDENSED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2010	December 31, 2009	% Change	September 30, 2010
Assets
Cash and cash equivalents	$36,970,638	$25,709,597	44%	$23,771,777
Interest-bearing deposits in banks	7,867,000	3,529,000	123	6,387,000
Investment securities available for sale, at fair value	111,962,331	106,752,131	5	111,607,433
Investment securities held to maturity	15,220,474	13,098,847	16	20,793,424
Mortgage loans held for sale	2,436,986	719,350	239	6,400,335
Loans covered by loss sharing agreements	80,446,859	—	—	91,346,684
Noncovered loans, net of unearned income	359,464,400	336,647,292	7	354,883,203

Total loans	439,911,259	336,647,292	31	446,229,887
Allowance for loan losses	(3,919,745)	(3,351,688)	17	(3,923,826)

Total loans, net of allowance for loan losses	435,991,514	333,295,604	31	442,306,061

FDIC loss sharing receivable	32,012,783	—	—	32,262,081
Office properties and equipment, net	23,371,915	16,186,690	44	23,621,092
Cash surrender value of bank-owned life insurance	16,192,645	15,262,645	6	16,034,149
Accrued interest receivable and other assets	18,396,806	10,081,885	82	15,297,599

Total Assets	$700,423,092	$524,635,749	34	$698,480,951

Liabilities
Deposits	$553,217,853	$371,592,747	49%	$546,657,570
Federal Home Loan Bank advances	13,000,000	16,773,802	(22)	16,000,000
Accrued interest payable and other liabilities	2,675,297	3,519,896	(24)	3,744,475

Total Liabilities	568,893,150	391,886,445	45	566,402,045

Shareholders’ Equity
Common stock	$89,270	$89,270	—%	$89,270
Additional paid-in capital	88,818,862	88,072,884	1	88,437,391
Treasury stock	(10,425,725)	(1,848,862)	(464)	(7,955,813)
Common stock acquired by benefit plans	(9,770,556)	(10,913,470)	10	(9,859,826)
Retained earnings	62,125,568	57,437,444	8	60,660,647
Accumulated other comprehensive income (loss)	692,523	(87,962)	887	707,237

Total Shareholders’ Equity	131,529,942	132,749,304	(1)	132,078,906

Total Liabilities and Shareholders’ Equity	$700,423,092	$524,635,749	34	$698,480,951

HOME BANCORP, INC. AND SUBSIDIARY

CONDENSED STATEMENTS OF INCOME

	For The Three Months Ended			For The Year Ended
	December 31,		%	December 31,		%
	2010	2009	Change	2010	2009	Change
Interest Income
Loans, including fees	$7,456,346	$5,586,544	33%	$28,556,905	$22,321,209	28%
Investment securities	1,056,751	1,357,827	(22)	4,969,876	6,569,756	(24)
Other investments and deposits	37,895	45,342	(16)	132,121	1,005,353	(87)

Total interest income	8,550,992	6,989,713	22	33,658,902	29,896,318	13

Interest Expense
Deposits	1,294,223	1,309,249	(1)%	5,316,147	5,529,181	(4)%
Federal Home Loan Bank advances	111,440	168,156	(34)	565,011	807,499	(30)

Total interest expense	1,405,663	1,477,405	(5)	5,881,158	6,336,680	(7)

Net interest income	7,145,329	5,512,308	30	27,777,744	23,559,638	18
Provision for loan losses	147,297	155,670	(5)	864,659	864,880	—

Net interest income after provision for loan losses	6,998,032	5,356,638	31	26,913,085	22,694,758	19

Noninterest Income
Service fees and charges	477,547	478,977	—%	2,013,358	1,849,746	9%
Bank card fees	405,685	269,176	51	1,418,620	1,089,811	30
Gain on sale of loans, net	337,435	190,511	77	716,252	610,952	17
Income from bank-owned life insurance	158,496	99,280	60	631,702	292,125	116
Other-than-temporary impairment of securities	(218,266)	(1,888,381)	88	(1,229,037)	(1,888,381)	35
Gains on the sale of securities, net	10,374	—	—	49,505	—	—
Other income	133,393	37,326	257	650,082	147,607	340

Total noninterest income	1,304,664	(813,111)	260	4,250,482	2,101,860	102

Noninterest Expense
Compensation and benefits	3,797,201	3,038,901	25%	14,505,004	10,827,537	34%
Occupancy	565,753	324,609	74	2,217,788	1,296,592	71
Marketing and advertising	238,500	180,479	32	826,616	633,530	30
Data processing and communication	493,814	353,406	40	2,141,975	1,402,290	53
Professional fees	188,737	167,499	13	1,084,170	896,552	21
Franchise and shares tax	(40,515)	(69,061)	41	400,589	609,689	(34)
Regulatory fees	228,244	105,580	116	620,526	596,305	4
Other expenses	627,740	389,340	61	2,334,885	1,545,254	51

Total noninterest expense	6,099,474	4,490,753	36	24,131,553	17,807,749	36

Income before income tax expense	2,203,222	52,774	4,075	7,032,014	6,988,869	1
Income tax expense	738,301	31,148	2,270	2,343,890	2,309,268	1

Net income	$1,464,921	$21,626	6,674%	$4,688,124	$4,679,601	—%

Earnings per share - basic	$0.20	$—	—%	$0.62	$0.58	7%

Earnings per share - diluted	$0.20	$—	—	$0.62	$0.58	7

HOME BANCORP, INC. AND SUBSIDIARY

SUMMARY FINANCIAL INFORMATION

	For The Three Months Ended			For The Three
	December 31,		%	Months Ended	%
	2010	2009	Change	September 30, 2010	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$8,550	$6,990	22%	$8,809	(3)%
Total interest expense	1,406	1,478	(5)	1,542	(9)

Net interest income	7,144	5,512	30	7,267	(2)

Provision for loan losses	147	156	(5)	168	(13)
Total noninterest income	1,306	(813)	260	613	113
Total noninterest expense	6,100	4,490	36	6,354	(4)
Income tax expense	738	31	2,270	447	65

Net income	$1,465	$22	6,674	$911	61

AVERAGE BALANCE SHEET DATA
Total assets	$698,683	$530,914	32%	$703,812	(1)%
Total interest-earning assets	604,778	496,500	22	608,149	(1)
Loans	448,172	340,937	31	456,262	(2)
Interest-bearing deposits	449,404	309,012	45	448,179	—
Interest-bearing liabilities	463,431	327,872	41	470,749	(2)
Total deposits	551,010	375,236	47	544,228	1
Total shareholders’ equity	131,802	132,495	(1)	133,134	(1)

SELECTED RATIOS (1)
Return on average assets	0.84%	0.02%	4,100%	0.52%	62%
Return on average equity	4.45	0.07	6,257	2.74	62
Efficiency ratio (2)	72.18	95.56	(24)	80.64	(10)
Average equity to average assets	18.86	24.96	(24)	18.92	—
Tier 1 leverage capital ratio (3)	15.46	20.24	(24)	15.27	1
Total risk-based capital ratio (3)	23.65	30.74	(23)	23.10	2
Net interest margin	4.70	4.40	7	4.75	(1)

PER SHARE DATA
Basic earnings per share	$0.20	$—	—%	$0.12	67%
Diluted earnings per share	0.20	—	—	0.12	67
Book value at period end	16.18	15.13	7	15.89	2

PER SHARE DATA
Shares outstanding at period end	8,131,002	8,774,975	(7)%	8,311,602	(2)%
Weighted average shares outstanding
Basic	7,274,882	7,816,657	(7)%	7,481,472	(3)%
Diluted	7,347,275	7,863,050	(7)	7,531,100	(2)

(1)	With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods and are annualized where appropriate.
(2)	The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)	Capital ratios are end of period ratios for the Bank only.

HOME BANCORP, INC. AND SUBSIDIARY

SUMMARY CREDIT QUALITY INFORMATION

	December 31, 2010			September 30, 2010			December 31, 2009
	Covered	Noncovered	Total	Covered	Noncovered	Total	Total (2)
(dollars in thousands)

CREDIT QUALITY (1)
Nonaccrual loans	$15,988	$1,056	$17,044	$19,851	$1,391	$21,242	$1,279
Accruing loans past due 90 days and over	—	—	—	—	—	—	—

Total nonperforming loans	15,988	1,056	17,044	19,851	1,391	21,242	1,279
Other real estate owned	5,661	92	5,753	2,634	—	2,634	417

Total nonperforming assets	21,649	1,148	22,797	22,485	1,391	23,876	1,696
Performing troubled debt restructurings	—	721	721	—	729	729	556

Total nonperforming assets and troubled debt restructurings	$21,649	$1,869	$23,518	$22,485	$2,120	$24,605	$2,252

Nonperforming assets to total assets (3)	25.14%	0.19%	3.25%	23.92%	0.23%	3.42%	0.32%
Nonperforming loans to total assets (3)	18.57	0.17	2.43	21.12	0.23	3.04	0.24
Nonperforming loans to total loans (3)	19.87	0.29	3.87	21.73	0.39	4.76	0.38
Allowance for loan losses to nonperforming assets	—	341.51	17.19	—	282.18	16.43	197.68
Allowance for loan losses to nonperforming loans	—	371.23	23.00	—	282.18	18.47	262.16
Allowance for loan losses to total loans	—	1.09	0.89	—	1.11	0.88	1.00

Year-to-date loan charge-offs	$—	$369	$369	$—	$193	$193	$141
Year-to-date loan recoveries	—	72	72	—	48	48	22

Year-to-date net loan charge-offs	—	297	297	—	145	145	119

Annualized YTD net loan charge-offs to total loans	—%	0.08%	0.07%	—%	0.05%	0.04%	0.04%

(1)

Nonperforming loans consist of nonaccruing loans and loans 90 days or more past due. Nonperforming assets consist of nonperforming loans and repossessed assets. It is our policy to cease accruing interest on all loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)

The Bank entered into loss sharing agreements with the FDIC related to the acquisition of Statewide Bank during the first quarter of 2010. Thus, there were no loans covered under these agreements as of December 31, 2009.

(3)	The credit quality ratios are calculated with respect to the applicable assets and loan portfolios (i.e. Covered, Noncovered, and total).